                                                          Exhibit 10(xxxiv)(c)

                            SECOND AMENDMENT OF LEASE

            Agreement, dated as of November 21, 1996, between WFP TOWER B CO. L.P., a New York limited partnership having an office at One Liberty Plaza, New York, New York 10006 ("Landlord"), and MERRILL LYNCH/WFC/L, INC., a New York corporation having an office c/o Merrill Lynch & Co., Inc., World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281-1219 ("Tenant").

                                   WITNESSETH

      WHEREAS, Olympia & York Tower B Company ("O&Y"), the predecessor-in-interest of Landlord, and Tenant entered into an Agreement of Lease, dated as of September 29, 1988 ("Original Lease B"), covering certain premises more particularly described in Original Lease B consisting of (i) the parcel of land known as Parcel B at the World Financial Center of Battery Park City, New York, New York, and (ii) the buildings and improvements constructed on said parcel of land (collectively, "Building B"), except for certain retail and storage space at Building B, a memorandum of which lease was recorded in the Office of the Register of the City of New York, County of New York, on October 4, 1988, in Reel 1473, at Page 2138; and

      WHEREAS, O&Y and Tenant entered into an Amendment of Lease, dated as of December 14, 1988 (the "First Amendment"; Original Lease B, as modified by the First Amendment, is hereinafter referred to as "Lease B"), a memorandum of which amendment was recorded in the Office of the Register of the City of New York, County of New York, on December 14, 1988, in Reel 1506, at Page 2144; and

      WHEREAS, Landlord and Tenant now desire to further amend Lease B as more particularly set forth in this Agreement.

      NOW, THEREFORE, Landlord and Tenant agree as follows:

      1. Capitalized Terms. All capitalized terms used in this Agreement which are not otherwise defined herein shall have the meanings ascribed to them in Lease B.

      2. Modifications to Lease B. Effective as of the date of this Agreement, Lease B is hereby modified as follows:

            (a) Section 1.13 of Original Lease B is deleted in its entirety and the following is inserted in its place:

                  "1.13 "Business Days" shall mean all days which are not a
            Saturday, Sunday or a day observed as a holiday by either the State of New York or the federal government."

            (b) The term "limited liability company" is inserted after the word "association" in the third line of Section 1.97 of Original Lease B.

            (c) The clause "prime rates by Citibank, N.A., Manufacturers Hanover Trust Company and Chemical Bank" is deleted in the third and fourth lines of Section 1.107 of Original Lease B and the clause "base rate, prime rate or term of similar import by Citibank, N.A. and The Chase Manhattan Bank" is inserted in its place. The reference to "prime rates" on the fifth line of Section 1.107 of Original Lease B is replaced with the following "base rate, prime rate or term of similar import."

            (d) Landlord and Tenant acknowledge that the Tower Sublease no longer is in existence and, accordingly, agree as follows: (i) the provisions of Section 2.02(d) of Original Lease B will apply as if the Tower Sublease terminated as a result of a default by the Tenant thereunder and, accordingly, the Non-Subleased Premises will include all of the space originally leased under the Tower Sublease, (ii) all references in Section 2.02(g) of Original Lease B to the Tower Sublease shall continue to apply notwithstanding that the Tower Sublease is no longer in existence but shall refer to the form of Tower Sublease executed on September 29, 1988, (iii) the words "but only if at the time in question such floor is part of the Non-Subleased Premises" in the fourth and fifth lines of Section 3.01(o) of Original Lease B are hereby deleted,
      (iv) the words "the tenant under the Tower Sublease" in the fourth and fifth lines of Section 7.01(b) of Original Lease B and in the fifteenth and sixteenth lines of Section 7.02(j) of Original Lease B are hereby deleted, (v) all references to the Tower Sublease in Section 10.08 of Original Lease B are hereby deleted, other than the provisions of clause
      (c) thereof, which will continue to apply as if the Tower Sublease had continued in effect, and (vi) the provisions of Section 26.01(a) of Original Lease B shall be of no further force or effect.

            (e) Landlord and Tenant acknowledge that as of December 14, 1988, the original schedule for the payment of Fixed Office Rent set forth in Sections 3.01(a)(i) - (iv) and Part A of Exhibit I-1 of Original Lease B was no longer applicable (the conditions therefor set forth in Original Lease B having been satisfied) and that since such date Fixed Office Rent has been and continues to be payable in accordance with Sections 3.01(a)(1) - (3) and Part B of Exhibit I-1 of Original Lease B. Landlord and Tenant acknowledge that this Section 2(e) fully incorporates the provisions of that certain letter agreement, dated December 14, 1988, among O&Y, Tenant and Bankers Trust Company, as collateral agent, concerning the subject matter of this Section 2(e), and that no further reference to such letter agreement as an amendment of Original Lease B shall be required.

            (f) Article 6 of the Original Lease is amended by inserting on the twenty-third line thereof after the word "to" the words "and including."

            (g) The following is inserted at the end of Section 9.01(a) of Original Lease B:

            "In each case under this Section 9.01(a) in which the Rental payable by Tenant is required to be apportioned, the entire amount of Fixed Rent that was due and payable on the first day of the month in which such apportionment occurs shall be retained by Landlord, and Tenant shall pay to Landlord on the date of such apportionment an additional payment of Fixed Rent (in the abated amount described above) in respect of the month in which such apportionment occurs, appropriately prorated to the date of apportionment."


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            (h) Section 9.01(e) of Original Lease B, as amended by the First
      Amendment, is hereby amended to replace "$800,000,000" which constitutes clause (x) thereof with the following:

                  "(x) the amount for the period in which such Shortfall is paid set forth on the schedule annexed as Exhibit A to the Second Amendment of Lease, dated November 21, 1996, between Landlord and Tenant"

            (i) Section 9.01(e) of Original Lease B, as amended pursuant to
      Section 2(g) above, is hereby further amended by inserting the following sentence at the end thereof:

                  "Any amount payable by Tenant under this Section 9.01(e) shall be due within 15 days after Tenant is given notice that the award has been so paid to Landlord or the Secured Lender."

            (j) For purposes of Section 9.01(e) of Original Lease B, the term "Secured Lender" shall not include the holder of the Zero Coupon Note (as defined in Section 2(l) below).

            (k) Sections 25.01(a) and (b) of Original Lease B are deleted in their entirety and the following is inserted in their place:

                  "(a) If by Tenant or Merrill, (i) by personal delivery of the same to and receipted on behalf of Landlord or (ii) by mailing the same to Landlord by certified or registered mail, postage prepaid, return receipt requested, addressed to Landlord at One Liberty Plaza, New York, New York 10006, Attention: Chief Financial Officer, with a copy thereof by personal delivery or certified or registered mail as aforesaid to (x) Landlord at One Liberty Plaza, New York, New York 10006, Attention: Managing Attorney and (y) Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, Attention: Joshua Mermelstein, Esq., and/or to such other addressee(s) as Landlord may from time to time designate by Notice given to Tenant and Merrill by personal delivery of certified or registered mail as aforesaid, except that at no time shall Tenant and Merrill be required to give, in the aggregate, more than five
            (5) Notices or copies thereof.

                  (b) If by Landlord, (i) by personal delivery of the same to and receipted on behalf of Tenant and Merrill or (ii) by mailing the same to Tenant and Merrill by certified or registered mail, postage prepaid, return receipt requested, addressed to Tenant and Merrill c/o Merrill Lynch & Co., Inc., Director, Corporate Real Estate, World Financial Center, 225 Liberty Street, 14th Floor, New York, New York 10080, Attention: H. Allen White, with a copy thereof by personal delivery or certified or registered mail as aforesaid to
            (w) Merrill Lynch & Co., Inc., Corporate Law Department, World Financial Center, 250 Vesey Street, 34th Floor, New York, New York 10281-1334, Attention: Phyllis Safer, Esq., and (x) Merrill Lynch & Co., Inc., World Financial Center, 225 Liberty Street, 12th Floor, New York, New York 10080-6105, Attention: Director, Headquarters Real

            Estate, (y) Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, Attention: James I. Black III, Esq., and/or (z) such other addressee(s) as Tenant and Merrill may from time to time designate by Notice given to Landlord by personal delivery of certified or registered mail as aforesaid, except that at no time shall Landlord be required to give, in the aggregate, more than five
            (5) Notices or copies thereof."

            (l) Tenant hereby waives all rights it may have (including, without limitation, any right it may have to receive a Conveyance Notice or to have Landlord (or the owner of the applicable Interest) negotiate and/or enter into a Sale and Purchase Agreement in connection therewith), if any, in connection with (i) the Conveyance of the lessee's interest in Severance Lease B and/or the landlord's interest in Lease B by O&Y to Landlord, (ii) the Conveyance of any Interests that may be effectuated pursuant to the First Amended Joint Plan of Reorganization of Olympia & York Tower B Company and Olympia & York World Financial Center Finance Corp. dated July 26, 1996, as amended to date, and pursuant to the Second Amended Joint Plan of Reorganization of Olympia & York Realty Corp., et al., dated August 9, 1996, as amended to date, including, without limitation, in connection with the financing occurring on the date of this Agreement, or (iii) any Conveyance of an Interest or Interests to the then holder of that certain Zero Coupon Note, dated the date of this Agreement, made by WFP Tower B Co. L.P. in favor of TBR Finance Inc. in the face principal amount of $150,000,000 (the "Zero Coupon Note") or some or all of the beneficial holders thereof (including the beneficial holders of the notes issued pursuant to a certain Trust Indenture, dated as of November 21, 1996, between TBR Finance Inc., as issuer, and Marine Midland Bank, as trustee), or any of their successors, assigns or designees, where such Conveyance is in connection with (or effectuates) the repayment of said Zero Coupon Note. Without limiting the provisions of Sections 44.03, 44.04 or 44.07 of Original Lease B, for the avoidance of doubt the parties confirm that upon any Conveyance described in clause (iii) above, the Interests governed thereby shall no longer be subject to the terms of
      Article 44 of Original Lease B and they may thereafter be Conveyed without any requirement to deliver a Conveyance Notice and free of any obligation to negotiate and/or enter into a Sale and Purchase Agreement or any other right of Tenant under Article 44 of Original Lease B in connection therewith. The reference in Section 44.01(a)(iv) of Original Lease B to "the originally named Landlord (Olympia & York Tower B Company)" shall be deemed a reference to "WFP Tower B Co. L.P." References in Section 44.04(a)(i) of Original Lease B to Exhibit "P-1" and Exhibit "P-2" shall be deemed references to Exhibit "O-1" and Exhibit "O-2" respectively. The provisions of Section 44.10 of Original Lease B are hereby deleted in their entirety.

      3. Miscellaneous. (a) Except as specifically provided herein, nothing contained in this Agreement shall be deemed to modify in any respect the terms, provisions or conditions of Lease B, and such terms, provisions and conditions are hereby ratified and shall remain in full force and effect as modified hereby.

            (b) If there is any inconsistency between the terms of this Agreement and the terms of Lease B, the terms of this Agreement shall govern and be controlling.


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

            (c) This Agreement contains the sole and entire understanding and agreement of the parties with respect to its entire subject matter and all prior negotiations, discussions, representations, agreements, and understandings heretofore had among the parties with respect thereto are merged herein.

            (d) This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

            (e) This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns under Lease B.

      4. Reaffirmation of Guaranty. By its execution of this Agreement, Merrill hereby confirms that its obligations under the Guaranty are hereby ratified and shall remain and continue in full force and effect with respect to Lease B, as modified by this Agreement.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

         LANDLORD:         WFP TOWER B CO. L.P.

                           By:  WFP Tower B Co. G.P. Corp., general partner


                                By: ____________________________________
                                    Name:
                                    Title:

         TENANT:           MERRILL LYNCH/WFC/L, INC.


                           By:___________________________________
                              Name:
                              Title:

The undersigned agrees to be bound
by the provisions of Section 4 of the
foregoing Agreement:

MERRILL LYNCH & CO., INC.


By:________________________________
   Name:
   Title:


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                                    EXHIBIT A

[TO MATCH THE PRINCIPAL AMOUNT AND AMORTIZATION SCHEDULE OF THE REFINANCED LOAN TO ENCUMBER TOWER B WHICH SHALL BE SELF AMORTIZING OVER ORIGINAL TERM OF LEASE B]


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